Exhibit 99.1

For Immediate Release
Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1386	(703) 435-6293
Chatham Lodging Trust Announces Fourth Quarter Results
Producing Strong Operating Results, Continued Growth Expected in 2011
PALM BEACH, Fla., February 16, 2011—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on upscale extended-stay hotels and premium-branded select-service hotels, today announced results for the fourth quarter ended December 31, 2010.
Fourth Quarter 2010 Highlights
•	Reported pro forma revenue per available room (RevPAR) for the fourth quarter of $83.19, an increase of 3.5 percent from the comparable period in 2009, assuming the company owned all 13 of its hotels for the entire fourth quarter. Pro forma occupancy rose 2.7 percent to 73.1 percent and pro forma average daily rate (ADR) was up 0.7 percent to $113.76. Pro forma RevPAR reflects the adverse impact of rooms out of service at three hotels due to accelerated renovations.

•	Recorded gross operating profit (GOP) margins (hotel operating revenue less hotel operating expenses, before property taxes and insurance) of 40.2 percent for the fourth quarter, increasing 170 basis points over the fourth quarter 2009.

•	Generated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $3.4 million, adjusted funds from operations (FFO) of $2.2 million and adjusted FFO per diluted share of $0.24 based on shares outstanding in the fourth quarter.

•	Trailing twelve month adjusted EBITDA yield of 9 percent and capitalization rate of 8 percent on 2010 net operating income for the 13 hotels owned at December 31, 2010.

•	Declared a dividend of $0.175 per share.

•	Invested $53 million to acquire two hotels comprising 269 rooms, bringing Chatham’s current hotel portfolio to 13 hotels and 1,650 rooms.

•	Closed on $85 million secured revolving credit facility that can expand to $110 million.
     “We continue to successfully execute our business plan, as evidenced by our acquisition pace and income yields, our conservative capital structure and healthy dividends, putting us well ahead of the expectations we set forth at the time of our IPO,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “We are very pleased with our results in 2010 with revenue and EBITDA exceeding our IPO expectations. With the recent completion of our $74 million secondary offering, we are well positioned to deliver accretive acquisitions that will in turn drive incremental returns for our shareholders.”

Operating Results
     Except as disclosed as pro forma, the company’s operating results reflect the results of operations of the company’s 13 hotels owned as of December 31, 2010 since the date these hotels were acquired during 2010.
Fourth Quarter Results
•	For the 13 hotels in the current portfolio, fourth quarter pro forma RevPAR was $83.19, an increase of 3.5 percent from the comparable period in 2009 assuming the company owned all 13 of these hotels for the entire fourth quarter. Pro forma occupancy rose 2.7 percent to 73.1 percent and ADR climbed 0.7 percent to $113.76.

•	Net loss of $(0.3) million, or $(0.03) per diluted share.

•	GOP margins of 40.2 percent, up 170 basis points over the comparable 2009 period.

•	EBITDA of $2.0 million and Adjusted EBITDA of $3.4 million.

•	FFO of $1.1 million, Adjusted FFO of $2.2 million and Adjusted FFO per diluted share of $0.24.
•	EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, FFO per share and Adjusted FFO per share are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release. Adjusted EBITDA, Adjusted FFO and Adjusted FFO per share exclude acquisition costs and severance costs associated with the departure of the former chief financial officer which are included as expenses in the company’s Consolidated Statements of Operations.
     “Our portfolio delivered attractive operating margins of 40.2 percent in the fourth quarter, which we believe will be among the highest margins in the hotel REIT industry, reinforcing the strength of our selectservice hotel operating model,” Fisher continued. “High operating margins coupled with reasonable leverage and prudent corporate administrative expenses translate into strong flow-through, dividend and cash flow growth, and, ultimately, more meaningful returns to our shareholders.”
Year to Date Results
•	Pro forma RevPAR improved 3.3 percent to $88.63 from the comparable 2009 period, assuming the company owned all 13 of these hotels for the year. Occupancy was up 5.8 percent to 76.9 percent, and ADR was down 2.4 percent to $115.25.

•	Net loss of $(1.2) million, or $(0.19) per diluted share.

•	GOP margins of 41.0 percent, down 40 basis points from the comparable period in 2009.

•	EBITDA of $2.3 million and Adjusted EBITDA of $6.9 million.

•	FFO of $1.3 million, Adjusted FFO of $4.9 million and Adjusted FFO per diluted share outstanding of $0.53.

Acquisition Activity
     “We have acquired a 13 hotel portfolio comprising 1,650 rooms/suites of premium-branded select service and upscale extended-stay hotels at an appreciable discount to replacement cost in markets characterized by high barriers to new competition with multiple demand generators and minimal new supply for the foreseeable future, in key markets, such as New York, Boston and San Diego,” commented Peter Willis, chief investment officer. “In 2011, we will use our extensive network of industry contacts to take advantage of the unique acquisition opportunities ahead of us in the select service and upscale extended-stay markets. We will seek to acquire hotels at a discount to replacement cost and consistent with our core underwriting criteria.”
     As previously announced, during the 2010 fourth quarter, the company acquired the following hotels:
•	124-room Residence Inn by Marriott, New Rochelle, N.Y, $21.0 million.

•	145-suite Homewood Suites by Hilton, Carlsbad, Calif., $32.0 million.
     Following the close of the 2010 fourth quarter, the company signed an agreement to acquire an:
•	Upscale extended-stay hotel in Pittsburgh, Pa. for $24.9 million.
Property Upgrade Status
     As highlighted in the company’s December 16th business update, fourth quarter RevPAR reflects the adverse impact of rooms out of service at three hotels due to accelerated renovations, which are expected to continue through the 2011 first quarter. By the end of that period, the company will have substantially completed major renovations on approximately five of the seven hotels requiring full renovations during 2011, which five hotels account for approximately 40 percent of the company’s rooms. The company expects to spend approximately $17 million completing property improvement plans (PIPs) associated with hotels acquired to date, where required, with $3 million spent in 2010, $12 million in 2011 and $2 million in 2012.
Balance Sheet
     As of December 31, 2010, the company had approximately $5 million of cash and cash equivalents and borrowing capacity of approximately $47 million under the company’s credit facility. During the 2010 fourth quarter, the company acquired two hotels for approximately $53 million, funding the acquisitions with available cash and borrowings under the company’s credit facility.
Capital Structure
     At December 31, 2010, the company had debt outstanding of approximately $50 million, comprised of borrowings on the line of credit of $38 million and amounts owed on two separate loans collateralized by single hotels of $12 million. The line of credit currently carries an interest rate of 4.5 percent and the weighted average interest rate on the two loans is 5.91 percent.
     Subsequent to the end of the fourth quarter, the company completed a public offering of 4.6 million common shares, raising net proceeds of approximately $69 million. The company used $43 million to pay down debt outstanding on the line of credit and will use the remainder to invest in additional hotel properties, including $17 million to complete the acquisition of the Pittsburgh area hotel. “With the completion of the secondary offering, we only have $12 million of debt outstanding, or less than 6 percent of the acquisition costs of our 13 hotels, which gives us substantial flexibility to acquire hotels and continue our growth strategy,” said Dennis M. Craven, chief financial officer. “We have an active acquisition pipeline and after executing the stock offering and acquiring the Pittsburgh area hotel, we have the capacity to acquire approximately $100 million in hotels and fund our remaining PIP obligations. By the end of 2011, all but two of our hotels will be fully renovated and poised to benefit from a lodging recovery.”
Dividend
     On December 16, 2010, the company declared a common share dividend of $0.175 per share on its common shares, paid on January 14, 2011 to shareholders of record on December 31, 2010.
2011 Outlook
     The improvement in the hospitality industry forecast to occur in 2011 is largely dependent on economic growth, reduced unemployment and increased business travel spending. The company’s outlook for 2011, which factors in the recently completed 4,600,000 common share offering on February 8th, the assumed acquisition of the Pittsburgh area hotel on May 1, 2011 and does not consider any additional hotel acquisitions, is based on the following estimates and assumptions:
•	Net income of $5.5 million to $6.5 million or $0.41 to $0.48 per diluted share;

•	Adjusted EBITDA of $16.5 million to $17.5 million;

•	Adjusted FFO of $11.5 million to $12.5 million or $0.86 to $0.93 per diluted share;

•	Portfolio hotel EBITDA margins of 34 percent to 35 percent;

•	Including the impact of renovations, RevPAR growth is expected to be down 1 percent to 3 percent in the 2011 first quarter and plus 5 percent to 7 percent for the balance of the year;

•	RevPAR of $91-$93 for the full year;

•	Corporate cash administrative expenses of $4.2 million;

•	Corporate non-cash administrative expenses of $1.6 million;

•	Interest expense of approximately $1.7 million, which includes a 50 basis point fee for unused capacity under the credit facility;

•	Non-cash amortization of deferred financing fees of $1.3 million;

•	Capital investment related to PIPs of approximately $13 million; and

•	Weighted average fully diluted shares of approximately 13.35 million (after the February common share offering, fully diluted shares are 13.82 million);
     The recently completed common share offering provides the company with the capacity to acquire approximately $100 million of hotel properties. The company’s outlook for 2011, on a pro forma basis, assuming that the company invests approximately $100 million and taking into consideration a full year’s results of operations for acquisitions, including Pittsburgh, would be as follows:
•	Pro forma EBITDA of $26 million to $27 million; and
•	Pro forma FFO of $16 million to $17 million, or $1.15 to $1.20 per diluted share.
     The company will hold a conference call regarding its fourth quarter 2010 results tomorrow, February 17, 2011, at 10 a.m. Eastern time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://www.chathamlodgingtrust.com/, or http://www.streetevents.com/, or may participate in the conference call by calling (877) 941-8609, reference number 4405834. A recording of the call will be available by telephone until midnight on Thursday, February 24, 2011, by dialing (800) 406-7325, reference number 4405834. A replay of the conference call will be posted on Chatham’s website.
     Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 13 hotels with an aggregate of 1,650 rooms/suites in nine states and has one additional hotel under contract to purchase. Additional information about Chatham may be found at www.chathamlodgingtrust.com.
     Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.
FFO As Defined by NAREIT and Adjusted FFO
     The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs.
     The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and costs associated with the departure of the former CFO. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.
EBITDA and Adjusted EBITDA
     The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
     The company further adjusts EBITDA for certain additional items, including acquisition transaction costs, non-cash share-based compensation and costs associated with the departure of the former CFO, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.
Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.
Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 16, 2011, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
December 31, 2010 and 2009
(In thousands, except share data)

	2010	2009

Assets:
Investment in hotel properties, net	$208,080	$—
Cash and cash equivalents	4,768	24
Restricted cash	3,018	—
Hotel receivables (net of allowance for doubtful accounts of approximately $15 and $0, respectively)	891	—
Deferred costs, net	4,865	—
Prepaid expenses and other assets	580	—

Total assets	$222,202	$24

Liabilities and Equity:
Debt	$50,133	$—
Accounts payable and accrued expenses	5,248	14
Distributions payable	1,657	—

Total liabilities	57,038	14

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 9,208,750 and 1,000 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	92	—
Additional paid-in capital	170,250	10
Unearned compensation	(1,162)	—
Retained deficit	(4,441)	—

Total shareholders’ equity	164,739	10

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	425	—

Total equity	165,164	10

Total liabilities and equity	$222,202	$24

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the three months ended	For the year ended
	December 31,	December 31,
	2010	2010
Revenue:
Room	$12,052	$24,743
Other operating	377	727

Total revenues	12,429	25,470

Expenses:
Hotel operating expenses:
Room	2,994	5,989
Other operating	4,440	9,036

Total hotel operating expenses	7,434	15,025
Depreciation and amortization	1,368	2,564
Property taxes and insurance	879	1,606
General and administrative	1,216	3,547
Hotel property acquisition costs	1,023	3,189

Total operating expenses	11,920	25,931

Operating income (loss)	509	(461)
Interest income	84	193
Interest expense, including amortization of deferred fees	(909)	(932)

Loss before income tax expense	(316)	(1,200)
Income tax benefit (expense)	29	(17)

Net loss attributable to common shareholders	$(287)	$(1,217)

Earnings per Common Share — Basic:
Net loss attributable to common shareholders	$(0.03)	$(0.19)

Earnings per Common Share — Diluted:
Net loss attributable to common shareholders	$(0.03)	$(0.19)

Weighted average number of common shares outstanding:
Basic	9,132,100	6,377,333
Diluted	9,132,100	6,377,333

CHATHAM LODGING TRUST
FFO and EBITDA
(in thousands, except date data)
(unaudited)

	For the three months ended	For the year ended
	December 31,	December 31,
	2010	2010
Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(287)	$(1,217)
Depreciation	1,355	2,537

FFO	1,068	1,320
Hotel property acquisition costs	1,023	3,189
Other charges included in general and administrative expenses	75	345

Adjusted FFO	$2,166	$4,854

Weighted average number of common shares
Basic	9,132,100	6,377,333
Diluted	9,132,100	6,377,333

	For the three months ended	For the year ended
	December 31,	December 31,
	2010	2010
Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders	$(287)	$(1,217)
Interest expense	909	932
Income tax (benefit) expense	(29)	17
Depreciation and amortization	1,368	2,564

EBITDA	1,961	2,296
Hotel property acquisition costs	1,023	3,189
Share based compensation	389	1,070
Other charges included in general and administrative expenses	75	345

Adjusted EBITDA	$3,448	$6,900